SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2007

DEXTERITY SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Johnstone Ave, Suite 501

Bartlesville, Oklahoma 74003

(Address of principal executive offices, including zip code)

(214) 432-8295

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

Effective December 14, 2007, Akin, Doherty, Klein & Feuge, P.C. (“Akin”) resigned as Registrant’s independent registered public accounting firm.

Akin’s report on the Registrant’s financial statements for the past two (2) fiscal years, as well as the subsequent interim period through December 14, 2007, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles; however, the report included an explanatory paragraph wherein Akin expressed substantial doubt about the Registrant’s ability to continue as a going concern.

The resignation of the independent registered public accountants was approved by the Registrant’s Board of Directors on December 14, 2007.

During the Registrant’s most recent two (2) fiscal years, as well as the subsequent interim period through December 14, 2007, as well as the subsequent interim period through December 14, 2007, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the Registrant’s most recent two (2) fiscal years, as well as the subsequent interim period through December 14, 2007, Akin did not advise the Registrant of any of the matters identified in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Registrant has requested Akin to furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree and Akin did furnish such letter to the SEC on December 18, 2007.  A copy of the letter is attached hereto as Exhibit 16.1.

(c) Exhibits.

16.1

Letter dated December 14, 2007, from Akin Doherty Klein & Feuge P.C. to the United States Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dexterity Surgical , Inc.

Dated: December 18, 2007

By:

/s/   James Ditanna

James Ditanna, President, CEO